Exhibit 99.1

News Release

CalAtlantic Group, Inc. Reports 2016 Fourth Quarter Results

IRVINE, CALIFORNIA, February 8, 2017.  CalAtlantic Group, Inc. (NYSE: CAA) today announced results for the fourth quarter ended December 31, 2016.

Larry Nicholson, President and Chief Executive Officer of CalAtlantic Group, Inc. commented, "I am pleased with our strong finish to this transformational year for CalAtlantic.  In 2016 we delivered double digit top line growth and grew our adjusted pre-tax income by over $145 million.  At the same time, we invested approximately $1.6 billion in land acquisition and development, we reduced our net debt-to-cap by 290 basis points and returned over $250 million to shareholders in the form of dividends and share buybacks.  We enter 2017 well positioned for continued long-term, profitable growth."

2016 CalAtlantic Fourth Quarter Highlights and Comparisons to 2015 Fourth Quarter

•	Net new orders of 2,848, up 6%; Dollar value of net new orders up 7%
•	580 average active selling communities, flat
•	4,338 new home deliveries, up 14%
•	Average selling price of $450 thousand, up 3%
•	Home sale revenues of $2.0 billion, up 18%
•	Gross margin from home sales of 21.8%, compared to 19.8%
o	Adjusted gross margin from home sales of 21.8% compared to 23.7%* (2015 excludes $64.2 million of purchase accounting impact related to the merger)
•	SG&A rate from home sales of 9.8%, compared to 10.3%
•	Operating margin from home sales of $234.0 million, or 12.0%, compared to $158.0 million, or 9.5%
•
Net income of $167.0 million, or $1.25 per diluted share, vs. net income of $77.5 million, or $0.56 per diluted share (2016 fourth quarter results include the impact of $2.7 million of merger costs, compared to $44.8 million of merger costs and $64.2 million of purchase accounting adjustments for the 2015 fourth quarter)

•	$436.0 million of land purchases and development costs, compared to $398.0 million
•	Repurchased 3.0 million shares during the quarter at an average price of $32.10 and a total expenditure of $95.1 million

Orders.  Net new orders for the 2016 fourth quarter were up 6% from the 2015 fourth quarter, to 2,848 homes, with the dollar value of these orders up 7%.  The Company's monthly sales absorption rate was 1.64 per community for the 2016 fourth quarter, up 5% compared to the 2015 fourth quarter and down 21% from the 2016 third quarter, consistent with normal seasonal patterns.  The Company's cancellation rate for the 2016 fourth quarter was 20%, down compared to 22% for the 2015 fourth quarter and up from 16% for the 2016 third quarter.

Backlog.  The dollar value of homes in backlog increased 4% to $2.7 billion, or 5,817 homes, compared to $2.6 billion, or 5,611 homes, for the 2015 fourth quarter, and decreased 20% compared to $3.3 billion, or 7,307 homes, for the 2016 third quarter.  The increase in year-over-year backlog value was driven primarily by the 5% increase in the Company's monthly sales absorption rate.  As of December 31, 2016, the average gross margin of the 5,817 total homes in backlog was 20.4%.  For the 2,757 homes scheduled to close in the first quarter of 2017, the gross margin in backlog as of such date was 19.5%.

Revenue.  Revenues from home sales for the 2016 fourth quarter increased 18%, to $2.0 billion, as compared to the 2015 fourth quarter, resulting from a 14% increase in new home deliveries and a 3% increase in the Company's average home price to $450 thousand.  The increase in average home price was primarily attributable to product mix and general price increases within select markets.

Gross Margin.  The Company achieved gross margin from homes sales of 21.8% for the 2016 fourth quarter.  Our 2016 gross margin was negatively impacted by a shift in community mix, a competitive pricing environment, and an increase in direct construction costs per home.

SG&A Expenses. Selling, general and administrative expenses for the 2016 fourth quarter were $191.2 million, or 9.8%, as compared to $171.5 million, or 10.3%, for the 2015 fourth quarter.  This 50 basis point improvement was primarily the result of an 18% increase in home sale revenues and the operating leverage associated with the increase in revenue and the synergies gained in connection with our merger with Ryland.

Provision for Income Taxes. The provision for income taxes for the 2016 fourth quarter was $80.6 million, representing an effective tax rate of 33%. The 2016 fourth quarter effective tax rate includes the impact of the update to the Company's state apportionment factors during the quarter which reduced the effective tax rate from 37% recognized during the first three quarters of 2016 to 36% recognized for the full year. The 2016 full year effective tax rate of 36% is consistent with the Company's expectations going forward and includes the impact of the domestic manufacturing deduction and an estimate of the homes qualifying for energy efficient home tax credits.

Land.  During the 2016 fourth quarter, the Company spent $436.0 million on land purchases and development costs, compared to $398.0 million for the 2015 fourth quarter. The Company purchased $279.8 million of land, consisting of 3,518 homesites, of which 27% (based on homesites) is located in the North region, 25% in the Southeast region, 21% in the Southwest region, and 27% in the West region.  As of December 31, 2016, the Company owned or controlled 65,424 homesites, of which 45,699 were owned and actively selling or under development, 14,689 were controlled or under option, and the remaining 5,036 homesites were held for future development or for sale.

Liquidity.  The Company ended the quarter with $829.0 million of available liquidity, including $191.1 million of unrestricted homebuilding cash and $637.9 million available to borrow under its $750 million revolving credit facility. The Company's homebuilding debt to book capitalization as of December 31, 2016 and 2015 was 44.8% and 47.5%, respectively, and adjusted net homebuilding debt to adjusted book capitalization was 43.2%* and 46.1%*, respectively.  In addition, the Company's homebuilding debt to adjusted homebuilding EBITDA for the LTM period ending December 31, 2016 and 2015 was 3.4x* and 5.4x*, respectively.

Share Repurchases.  During the fourth quarter, the Company repurchased 3.0 million shares of its common stock for $95.1 million or an average price of $32.10 per share.  For the twelve months ended December 31, 2016 the Company repurchased 7.3 million shares at an average price of $32.04 and a total spend of $232.5 million.

Earnings Conference Call

A conference call to discuss the Company's 2016 fourth quarter results will be held at 11:00 a.m. Eastern time February 9, 2017.  The call will be broadcast live over the internet and can be accessed through the Company's website at http://investors.calatlantichomes.com.  The call will also be accessible via telephone by dialing (800) 227-9428 (domestic) or (785) 830-1925 (international); Passcode: 3897396. The audio transmission with the slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 3897396.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), one of the nation's largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.  With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company's homebuyers.  We invite you to learn more about us by visiting www.calatlantichomes.com.

This news release and the referenced earnings conference call contain forward-looking statements.  These statements include but are not limited to new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; our liquidity; our ability to execute our business; and the amount and timing of share repurchases.  Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company's control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied.  Such factors include but are not limited to:  local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company's business; governmental regulation, including the impact of "slow growth" or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company's financial services operations; future business decisions and the Company's ability to successfully implement the Company's operational and other strategies; litigation and warranty claims; and other risks discussed in the Company's filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:
Jeff McCall, EVP & CFO (240) 532-3888, jeff.mccall@calatl.com

*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 12.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	December 31,	December 31,	Percentage	September 30,	Percentage
	2016	2015	or % Change	2016	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	4,338	3,795	14%	3,680	18%
Average selling price	$450	$437	3%	$452	(0%)
Home sale revenues	$1,951,973	$1,659,982	18%	$1,665,030	17%
Gross margin % (including land sales)	21.9%	19.7%	2.2%	22.4%	(0.5%)
Gross margin % from home sales	21.8%	19.8%	2.0%	22.5%	(0.7%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	21.8%	23.7%	(1.9%)	22.5%	(0.7%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of
home sales)*	24.6%	26.4%	(1.8%)	25.2%	(0.6%)
Incentive and stock-based compensation expense	$19,562	$21,239	(8%)	$18,594	5%
Selling expenses	$98,778	$79,586	24%	$84,723	17%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$72,909	$70,645	3%	$67,498	8%
SG&A expenses	$191,249	$171,470	12%	$170,815	12%
SG&A % from home sales	9.8%	10.3%	(0.5%)	10.3%	(0.5%)
Operating margin from home sales	$233,995	$157,954	48%	$203,587	15%
Operating margin % from home sales	12.0%	9.5%	2.5%	12.2%	(0.2%)
Adjusted operating margin from home sales*	$233,995	$222,124	5%	$203,587	15%
Adjusted operating margin % from home sales*	12.0%	13.4%	(1.4%)	12.2%	(0.2%)
Net new orders	2,848	2,699	6%	3,531	(19%)
Net new orders (dollar value)	$1,273,176	$1,194,094	7%	$1,520,358	(16%)
Average active selling communities	580	579	0%	566	2%
Monthly sales absorption rate per community	1.64	1.55	5%	2.08	(21%)
Cancellation rate	20%	22%	(2%)	16%	4%
Gross cancellations	705	763	(8%)	679	4%
Backlog (homes)	5,817	5,611	4%	7,307	(20%)
Backlog (dollar value)	$2,663,851	$2,572,092	4%	$3,314,883	(20%)

Land purchases (incl. seller financing)	$279,833	$212,210	32%	$227,596	23%
Adjusted Homebuilding EBITDA*	$314,070	$297,581	6%	$267,835	17%
Adjusted Homebuilding EBITDA Margin %*	16.1%	17.8%	(1.7%)	16.0%	0.1%
Homebuilding interest incurred	$58,018	$45,545	27%	$56,872	2%
Homebuilding interest capitalized to inventories owned	$57,031	$44,713	28%	$55,761	2%
Homebuilding interest capitalized to investments in JVs	$987	$832	19%	$1,111	(11%)
Interest amortized to cost of sales (incl. cost of land sales)	$54,738	$46,857	17%	$44,751	22%

	For the Year Ended
	December 31,	December 31,	Percentage
	2016	2015	or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	14,229	7,237	97%
Average selling price	$447	$477	(6%)
Home sale revenues	$6,354,869	$3,449,047	84%
Gross margin % (including land sales)	21.8%	22.2%	(0.4%)
Gross margin % from home sales	21.8%	22.4%	(0.6%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments included in cost of home sales)*	22.1%	24.3%	(2.2%)
Adjusted gross margin % from home sales (excluding purchase
accounting adjustments and interest amortized to cost of
home sales)*	24.8%	28.1%	(3.3%)
Incentive and stock-based compensation expense	$65,701	$38,113	72%
Selling expenses	$327,957	$174,269	88%
G&A expenses (excluding incentive and stock-based
compensation expenses)	$270,801	$178,328	52%
SG&A expenses	$664,459	$390,710	70%
SG&A % from home sales	10.5%	11.3%	(0.8%)
Operating margin from home sales	$723,132	$381,671	89%
Operating margin % from home sales	11.4%	11.1%	0.3%
Adjusted operating margin from home sales*	$741,667	$445,841	66%
Adjusted operating margin % from home sales*	11.6%	13.0%	(1.4%)
Net new orders	14,435	7,163	102%
Net new orders (dollar value)	$6,340,803	$3,650,329	74%
Average active selling communities	570	299	91%
Monthly sales absorption rate per community	2.11	2.00	6%
Cancellation rate	16%	18%	(2%)
Gross cancellations	2,666	1,533	74%
Backlog (homes)	5,817	5,611	4%
Backlog (dollar value)	$2,663,851	$2,572,092	4%

Land purchases (incl. seller financing)	$960,773	$515,315	86%
Adjusted Homebuilding EBITDA*	$996,183	$648,313	54%
Adjusted Homebuilding EBITDA Margin %*	15.6%	18.5%	(2.9%)
Homebuilding interest incurred	$233,225	$171,509	36%
Homebuilding interest capitalized to inventories owned	$229,200	$169,233	35%
Homebuilding interest capitalized to investments in JVs	$4,025	$2,276	77%
Interest amortized to cost of sales (incl. cost of land sales)	$171,701	$139,381	23%

	As of
	December 31,	December 31,	Percentage
	2016	2015	or % Change
Select Balance Sheet Data	(Dollars in thousands, except per share amounts)

Homebuilding cash (including restricted cash)	$219,407	$187,066	17%
Inventories owned	$6,438,792	$6,069,959	6%
Goodwill	$970,185	$933,360	4%
Homesites owned and controlled	65,424	70,494	(7%)
Homes under construction	5,792	6,081	(5%)
Completed specs	1,255	1,325	(5%)
Homebuilding debt	$3,419,787	$3,487,699	(2%)
Stockholders' equity	$4,207,586	$3,861,436	9%
Stockholders' equity per share	$36.77	$31.84	15%
Total consolidated debt to book capitalization	46.6%	49.5%	(2.9%)
Adjusted net homebuilding debt to total adjusted
book capitalization*	43.2%	46.1%	(2.9%)

PRO FORMA KEY STATISTICS AND FINANCIAL DATA1

On October 1, 2015, Standard Pacific Corp. completed its merger transaction with The Ryland Group, Inc., with Standard Pacific continuing as the surviving corporation and changing its name to CalAtlantic Group, Inc.  To aid analysts and other investors with year-over-year comparability for the entire merged business, we are providing the following limited pro forma information, which combines the stand-alone Standard Pacific and Ryland financial and operating data for the first nine months of the year ended December 31, 2015.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.  The pro forma results are not necessarily indicative of how the Company would have performed if Ryland and Standard Pacific were combined for the first nine months of 2015 and are not necessarily indicative of the combined Company's future performance. Limited historical Ryland operating data is also presented in the tables beginning on page 15 for informational purposes.

	For the Year Ended
	Actual December 31,	Pro Forma December 31,		Percentage
	2016	2015		or % Change
Select Operating Data	(Dollars in thousands)

Deliveries	14,229	12,560		13%
Average selling price	$447	$420		6%
Home sale revenues	$6,354,869	$5,280,297	*	20%
Pretax income	$753,116	$515,932	*	46%
Pretax income (excluding purchase accounting adjustments
included in cost of home sales and merger costs)*	$788,136	$641,839		23%
Net new orders	14,435	13,851		4%
Net new orders (dollar value)	$6,340,803	$5,921,611		7%
Average active selling communities	570	558		2%
Monthly sales absorption rate per community	2.11	2.07		2%
Cancellation rate	16%	17%		(1%)
Gross cancellations	2,666	2,890		(8%)
Backlog (homes)	5,817	5,611		4%
Backlog (dollar value)	$2,663,851	$2,572,092		4%

Land purchases (incl. seller financing)	$960,773	$875,118		10%

1All statistical numbers exclude unconsolidated joint ventures unless noted otherwise.
*Please see "Reconciliation of Non-GAAP Financial Measures" beginning on page 12.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$1,951,973	$1,659,982	$6,354,869	$3,449,047
Land sale revenues	1,064	14,329	33,171	47,364
Total revenues	1,953,037	1,674,311	6,388,040	3,496,411
Cost of home sales	(1,526,729)	(1,330,558)	(4,967,278)	(2,676,666)
Cost of land sales	1,085	(13,084)	(30,132)	(43,274)
Total cost of sales	(1,525,644)	(1,343,642)	(4,997,410)	(2,719,940)
Gross margin	427,393	330,669	1,390,630	776,471
Gross margin %	21.9%	19.7%	21.8%	22.2%
Selling, general and administrative expenses	(191,249)	(171,470)	(664,459)	(390,710)
Income from unconsolidated joint ventures	1,414	2,347	4,057	1,966
Other income (expense)	(4,734)	(45,435)	(16,726)	(62,177)
Homebuilding pretax income	232,824	116,111	713,502	325,550
Financial Services:
Revenues	29,171	23,887	88,695	43,702
Expenses	(14,446)	(13,821)	(49,081)	(26,763)
Financial services pretax income	14,725	10,066	39,614	16,939
Income before taxes	247,549	126,177	753,116	342,489
Provision for income taxes	(80,588)	(48,648)	(268,386)	(128,980)
Net income	166,961	77,529	484,730	213,509
Less: Net income allocated to preferred shareholder	―	―	―	(32,997)
Less: Net income allocated to unvested restricted stock	(613)	(95)	(1,168)	(369)
Net income available to common stockholders	$166,348	$77,434	$483,562	$180,143

Income Per Common Share:
Basic	$1.44	$0.64	$4.09	$2.51
Diluted	$1.25	$0.56	$3.60	$2.26

Weighted Average Common Shares Outstanding:
Basic	115,307,730	121,132,872	118,212,740	71,713,747
Diluted	133,105,462	138,971,598	135,984,985	81,512,953

Weighted average additional common shares outstanding
if preferred shares converted to common shares	―	―	―	13,135,814

Total weighted average diluted common shares outstanding
if preferred shares converted to common shares	133,105,462	138,971,598	135,984,985	94,648,767

Cash Dividends Declared Per Common Share	$0.04	$0.04	$0.16	$0.04

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
	(Dollars in thousands)
ASSETS	(Unaudited)
Homebuilding:
Cash and equivalents	$191,086	$151,076
Restricted cash	28,321	35,990
Inventories:
Owned	6,438,792	6,069,959
Not owned	66,267	83,246
Investments in unconsolidated joint ventures	127,127	132,763
Deferred income taxes, net	330,378	396,194
Goodwill	970,185	933,360
Other assets	204,489	202,665
Total Homebuilding Assets	8,356,645	8,005,253
Financial Services:
Cash and equivalents	17,041	35,518
Restricted cash	21,710	22,914
Mortgage loans held for sale, net	262,058	325,770
Mortgage loans held for investment, net	24,924	22,704
Other assets	26,666	17,243
Total Financial Services Assets	352,399	424,149
Total Assets	$8,709,044	$8,429,402

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$211,780	$191,681
Accrued liabilities	599,905	562,690
Secured project debt and other notes payable	27,579	25,683
Senior notes payable	3,392,208	3,462,016
Total Homebuilding Liabilities	4,231,472	4,242,070
Financial Services:
Accounts payable and other liabilities	22,559	22,474
Mortgage credit facilities	247,427	303,422
Total Financial Services Liabilities	269,986	325,896
Total Liabilities	4,501,458	4,567,966
Equity:
Stockholders' Equity:
Preferred stock	―	―
Common stock	1,144	1,213
Additional paid-in capital	3,204,835	3,324,328
Accumulated earnings	1,001,779	535,890
Accumulated other comprehensive income, net of tax	(172)	5
Total Equity	4,207,586	3,861,436
Total Liabilities and Equity	$8,709,044	$8,429,402

INVENTORIES

	December 31,	December 31,
	2016	2015
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$3,627,740	$3,546,289
Homes completed and under construction	2,304,109	2,039,597
Model homes	506,943	484,073
Total inventories owned	$6,438,792	$6,069,959

Inventories Owned by Segment:
North	$851,972	$703,651
Southeast	1,896,552	1,753,301
Southwest	1,421,669	1,400,524
West	2,268,599	2,212,483
Total inventories owned	$6,438,792	$6,069,959

REGIONAL OPERATING DATA

In connection with the merger with Ryland, the Company began evaluating the business and allocating resources based on each of the four post-merger homebuilding regions of CalAtlantic. The Company's four homebuilding reportable segments include: North (Baltimore, Chicago, Delaware, Indianapolis, Metro Washington, D.C., Minneapolis/St. Paul, New Jersey, Northern Virginia, Philadelphia and Atlanta); Southeast (Florida and the Carolinas); Southwest (Texas, Colorado and Nevada) and West (California and Arizona).
	Three Months Ended December 31,
	2016		2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	914	$335	787	$334	16%	0%
Southeast	1,281	385	1,143	377	12%	2%
Southwest	1,140	433	1,033	403	10%	7%
West	1,003	657	832	662	21%	(1%)
Consolidated total	4,338	$450	3,795	$437	14%	3%

	Year Ended December 31,
	2016		2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	3,034	$333	787	$334	286%	(0%)
Southeast	4,029	387	2,471	395	63%	(2%)
Southwest	3,891	426	1,891	462	106%	(8%)
West	3,275	649	2,088	640	57%	1%
Consolidated total	14,229	$447	7,237	$477	97%	(6%)

	Three Months Ended December 31,
	2016		2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	682	$356	556	$348	23%	2%
Southeast	817	394	831	384	(2%)	3%
Southwest	696	437	715	416	(3%)	5%
West	653	619	597	643	9%	(4%)
Consolidated total	2,848	$447	2,699	$442	6%	1%

	Year Ended December 31,
	2016		2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	3,329	$337	556	$348	499%	(3%)
Southeast	4,201	378	2,342	422	79%	(10%)
Southwest	3,603	430	1,838	481	96%	(11%)
West	3,302	630	2,427	653	36%	(4%)
Consolidated total	14,435	$439	7,163	$510	102%	(14%)

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Average number of selling communities
during the period:
North	140	119	18%	129	30	330%
Southeast	190	181	5%	183	111	65%
Southwest	163	183	(11%)	168	87	93%
West	87	96	(9%)	90	71	27%
Consolidated total	580	579	0%	570	299	91%

REGIONAL OPERATING DATA (Continued)

	At December 31,
	2016		2015		% Change
	Homes	Dollar Value	Homes	Dollar Value	Homes	Dollar Value
	(Dollars in thousands)
Backlog:
North	1,298	$464,253	1,003	$348,285	29%	33%
Southeast	1,793	776,402	1,621	702,388	11%	11%
Southwest	1,614	764,583	1,902	845,499	(15%)	(10%)
West	1,112	658,613	1,085	675,920	2%	(3%)
Consolidated total	5,817	$2,663,851	5,611	$2,572,092	4%	4%

	At December 31,
	2016	2015	% Change
Homesites owned and controlled:
North	15,087	15,222	(1%)
Southeast	22,358	24,393	(8%)
Southwest	14,151	16,151	(12%)
West	13,828	14,728	(6%)
Total (including joint ventures)	65,424	70,494	(7%)

Homesites owned	50,735	52,583	(4%)
Homesites optioned or subject to contract	13,142	15,972	(18%)
Joint venture homesites	1,547	1,939	(20%)
Total (including joint ventures)	65,424	70,494	(7%)

Homesites owned:
Raw lots	13,018	8,814	48%
Homesites under development	13,239	23,395	(43%)
Finished homesites	13,516	9,488	42%
Under construction or completed homes	8,567	9,092	(6%)
Held for sale	2,395	1,794	34%
Total	50,735	52,583	(4%)

PRO FORMA REGIONAL OPERATING DATA
On October 1, 2015, Standard Pacific Corp. completed its merger transaction with The Ryland Group, Inc., with Standard Pacific continuing as the surviving corporation and changing its name to CalAtlantic Group, Inc.  To aid analysts and other investors with year-over-year comparability for the entire merged business, we are providing the following limited pro forma information, which combines the stand-alone Standard Pacific and Ryland financial and operating data for the first nine months of the year ended December 31, 2015.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.  The pro forma results are not necessarily indicative of how the Company would have performed if Ryland and Standard Pacific were combined for the first nine months of 2015 and are not necessarily indicative of the combined Company's future performance. Limited historical Ryland operating data is also presented in the tables beginning on page 15 for informational purposes.
	Year Ended December 31,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
New homes delivered:
North	3,034	$333	2,727	$339	11%	(2%)
Southeast	4,029	387	3,732	360	8%	8%
Southwest	3,891	426	3,552	406	10%	5%
West	3,275	649	2,549	616	28%	5%
Consolidated total	14,229	$447	12,560	$420	13%	6%

	Year Ended December 31,
	Actual 2016		Pro Forma 2015		% Change
	Homes	ASP	Homes	ASP	Homes	ASP
	(Dollars in thousands)
Net new orders:
North	3,329	$337	2,757	$339	21%	(1%)
Southeast	4,201	378	3,976	369	6%	2%
Southwest	3,603	430	4,029	413	(11%)	4%
West	3,302	630	3,089	602	7%	5%
Consolidated total	14,435	$439	13,851	$428	4%	3%

	Year Ended December 31,
	Actual 2016	Pro Forma 2015	% Change
Average number of selling communities during the period:
North	129	117	10%
Southeast	183	173	6%
Southwest	168	183	(8%)
West	90	85	6%
Consolidated total	570	558	2%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are non-GAAP financial measures and other companies may calculate such non-GAAP measures differently.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company's gross margin percentage from home sales to adjusted gross margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger and interest amortized to cost of home sales.  The table set forth below also calculates adjusted operating margin percentage from home sales, excluding extraordinary purchase accounting adjustments related to the merger.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Three Months Ended
	December 31, 2016	Gross Margin %	December 31, 2015	Gross Margin %	September 30, 2016	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$1,951,973		$1,659,982		$1,665,030
Less: Cost of home sales	(1,526,729)		(1,330,558)		(1,290,628)
Gross margin from home sales	425,244	21.8%	329,424	19.8%	374,402	22.5%
Add: Purchase accounting adjustments included
in cost of home sales	―	n/a	64,170	3.9%	―	n/a
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	425,244	21.8%	393,594	23.7%	374,402	22.5%
Add: Capitalized interest included in cost
of home sales	54,738	2.8%	43,890	2.7%	44,636	2.7%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$479,982	24.6%	$437,484	26.4%	$419,038	25.2%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$425,244	21.8%	$393,594	23.7%	$374,402	22.5%
Less: Selling, general and administrative expenses	(191,249)	(9.8%)	(171,470)	(10.3%)	(170,815)	(10.3%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$233,995	12.0%	$222,124	13.4%	$203,587	12.2%

	Year Ended
	December 31, 2016	Gross Margin %	December 31, 2015	Gross Margin %
	(Dollars in thousands)

Home sale revenues	$6,354,869		$3,449,047
Less: Cost of home sales	(4,967,278)		(2,676,666)
Gross margin from home sales	1,387,591	21.8%	772,381	22.4%
Add: Purchase accounting adjustments included
in cost of home sales	18,535	0.3%	64,170	1.9%
Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	1,406,126	22.1%	836,551	24.3%
Add: Capitalized interest included in cost
of home sales	170,105	2.7%	131,611	3.8%
Adjusted gross margin from home sales, excluding
purchase accounting adjustments and interest
amortized to cost of home sales	$1,576,231	24.8%	$968,162	28.1%

Adjusted gross margin from home sales, excluding purchase
accounting adjustments included in cost of home sales	$1,406,126	22.1%	$836,551	24.3%
Less: Selling, general and administrative expenses	(664,459)	(10.5%)	(390,710)	(11.3%)
Adjusted operating margin from home sales, excluding
purchase accounting adjustments	$741,667	11.6%	$445,841	13.0%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company's pretax income to adjusted pretax income, excluding extraordinary purchase accounting adjustments and merger and other one-time transaction related costs.  We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company's peer group.

	Year Ended
	December 31, 2016	December 31, 2015
	(Dollars in thousands)

Pretax income	$753,116	$342,489
Add:
Purchase accounting adjustments included in cost of home sales	18,535	64,170
Merger and other one-time transaction related costs	16,485	61,737
Adjusted pretax income	$788,136	$468,396

Because the closing of the merger occurred after the 2015 third quarter, financial statement information for 2015 includes full year stand-alone data for predecessor Standard Pacific Corp. and three months of Ryland Group, Inc. data (from October 1, 2015 through December 31, 2015).  The table set forth below reconciles the Company's reported home sale revenues and pretax income to comparative financial measures on a combined basis for periods prior to the merger excluding merger and other one-time transaction related costs.  Certain adjustments, including those related to conforming accounting policies and adjusting acquired inventory to fair value, have not been reflected in the pro forma financial measures below due to the impracticability of estimating such impacts.  Such pro forma data was not prepared to comply with Regulation S-X of the SEC Rules and Regulations.  The following non-GAAP financial measures have been provided as we believe this data is useful to investors for purposes of assessing the Company's operating performance on a combined basis for year-over-year comparison purposes.

Year Ended
December 31, 2015
(Dollars in thousands)

Home sale revenues	$3,449,047
Add: Ryland home sale revenues	1,831,250
Pro forma combined home sale revenues	$5,280,297

Pretax income	$342,489
Add: Ryland pretax income	173,443
Pro forma combined pretax income	$515,932
Add:
Purchase accounting adjustments included in cost of home sales	64,170
Merger and other one-time transaction related costs	61,737
Adjusted pro forma combined pretax income	$641,839

The table set forth below reconciles the Company's total consolidated debt to adjusted net homebuilding debt and provides the Company's total consolidated debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios.  In addition, the table set forth below calculates homebuilding debt to adjusted homebuilding EBITDA.  We believe these ratios are useful to management and investors as a measure of the Company's ability to obtain financing.  For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders' equity.  Adjusted net homebuilding debt excludes indebtedness of the Company's financial services subsidiary and additionally reflects the offset of cash and equivalents.

	December 31, 2016	December 31, 2015
	(Dollars in thousands)

Total consolidated debt	$3,667,214	$3,791,121
Less:
Financial services indebtedness	(247,427)	(303,422)
Homebuilding cash, including restricted cash	(219,407)	(187,066)
Adjusted net homebuilding debt	3,200,380	3,300,633
Stockholders' equity	4,207,586	3,861,436
Total adjusted book capitalization	$7,407,966	$7,162,069
Total consolidated debt to book capitalization	46.6%	49.5%
Adjusted net homebuilding debt to total adjusted book capitalization	43.2%	46.1%
Homebuilding debt	$3,419,787	$3,487,699
LTM adjusted homebuilding EBITDA	$996,183	$648,313
Homebuilding debt to adjusted homebuilding EBITDA	3.4x	5.4x

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA.  Adjusted Homebuilding EBITDA means net income (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense, (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges and deposit write-offs, (e) (gain) loss on early extinguishment of debt, (f) homebuilding depreciation and amortization, including amortization of capitalized model costs, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures, (i) income (loss) from financial services subsidiaries, (j) extraordinary purchase accounting adjustments and (k) merger and other one-time transaction related costs.  Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently.  We believe Adjusted Homebuilding EBITDA information is useful to management and investors as it provides perspective on the underlying performance of the business.  Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			Year Ended December 31,
	December 31, 2016	December 31, 2015	September 30, 2016	2016	2015
	(Dollars in thousands)

Net income	$166,961	$77,529	$132,348	$484,730	$213,509
Provision for income taxes	80,588	48,648	78,398	268,386	128,980
Homebuilding interest amortized to cost of sales	54,738	46,857	44,751	171,701	139,381
Homebuilding depreciation and amortization	18,424	18,699	15,735	61,552	40,987
EBITDA	320,711	191,733	271,232	986,369	522,857
Add:
Amortization of stock-based compensation	6,578	7,004	3,704	17,794	15,624
Cash distributions of income from unconsolidated joint ventures	221	2,238	―	671	2,830
Purchase accounting adjustments included in cost of home sales	―	64,170	―	18,535	64,170
Merger and other one-time costs	2,699	44,849	3,937	16,485	61,737
Less:
Income from unconsolidated joint ventures	1,414	2,347	1,231	4,057	1,966
Income from financial services subsidiaries	14,725	10,066	9,807	39,614	16,939
Adjusted Homebuilding EBITDA	$314,070	$297,581	$267,835	$996,183	$648,313
Homebuilding revenues	$1,953,037	$1,674,311	$1,670,958	$6,388,040	$3,496,411
Adjusted Homebuilding EBITDA Margin %	16.1%	17.8%	16.0%	15.6%	18.5%

RYLAND REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
North	768	650	522	890	731	574	516
Southeast	509	425	327	575	478	386	354
Southwest	575	582	504	817	656	596	508
West	194	157	110	207	153	144	92
Consolidated total	2,046	1,814	1,463	2,489	2,018	1,700	1,470

Average selling price (deliveries):
North	$339	$339	$345	$335	$330	$337	$322
Southeast	300	291	281	286	278	261	264
Southwest	341	353	332	327	319	325	319
West	434	555	566	541	548	539	638
Consolidated total	$339	$351	$343	$338	$331	$333	$327

Net new orders:
North	636	747	818	493	607	820	744
Southeast	476	579	579	402	376	507	501
Southwest	601	837	753	533	567	724	753
West	199	224	239	119	157	177	188
Consolidated total	1,912	2,387	2,389	1,547	1,707	2,228	2,186

Average selling price (orders):
North	$337	$338	$335	$338	$343	$345	$325
Southeast	298	292	289	288	304	283	279
Southwest	356	360	347	344	334	330	325
West	375	403	463	591	516	543	548
Consolidated total	$337	$341	$340	$347	$347	$342	$334

Average number of selling communities
during the period:
North	118	113	117	117	116	109	98
Southeast	81	81	85	87	81	78	78
Southwest	131	129	123	114	101	98	102
West	22	20	21	18	16	17	17
Consolidated total	352	343	346	336	314	302	295

Backlog:
North	1,234	1,366	1,269	973	1,370	1,494	1,248
Southeast	979	1,013	859	607	780	882	761
Southwest	1,409	1,384	1,129	880	1,164	1,253	1,125
West	352	353	286	157	245	241	208
Consolidated total	3,974	4,116	3,543	2,617	3,559	3,870	3,342

STANDARD PACIFIC REGIONAL QUARTERLY OPERATING DATA
	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014	Q1 2014
	(Dollars in thousands)
New homes delivered:
Southeast	467	476	385	508	472	500	391
Southwest	282	338	238	348	272	237	202
West	416	491	349	619	506	499	402
Consolidated total	1,165	1,305	972	1,475	1,250	1,236	995

Average selling price (deliveries):
Southeast	$437	$414	$377	$382	$360	$339	$329
Southwest	552	538	504	469	474	477	433
West	641	643	583	593	602	619	574
Consolidated total	$537	$532	$482	$491	$483	$479	$449

Net new orders:
Southeast	429	524	558	395	446	517	483
Southwest	325	406	392	240	245	434	288
West	572	637	621	343	463	573	540
Consolidated total	1,326	1,567	1,571	978	1,154	1,524	1,311

Average selling price (orders):
Southeast	$463	$446	$423	$385	$388	$367	$359
Southwest	559	509	509	509	480	452	467
West	679	655	636	641	601	572	604
Consolidated total	$580	$547	$528	$505	$493	$468	$483

Average number of selling communities
during the period:
Southeast	96	88	81	73	74	76	72
Southwest	54	55	56	54	53	49	45
West	65	60	61	57	58	58	57
Consolidated total	215	203	198	184	185	183	174

Backlog:
Southeast	954	992	944	771	884	910	893
Southwest	811	768	700	546	654	681	484
West	968	812	666	394	670	713	639
Consolidated total	2,733	2,572	2,310	1,711	2,208	2,304	2,016